SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
April 28, 2011	814-00188

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 28, 2011, the board of directors of Medallion Financial Corp. (the “Company”) approved the Compensation Committee’s recommendations to increase the Company’s director fees. The board approved the following fees effective April 28, 2011:

Annual Retainer	$38,500

Type of Meeting	Amount Paid per Meeting

Board Meeting	$3,850

Special Meeting	$3,850

Telephonic Board Meeting	$1,100

Compensation & Nominating Committee Meeting	$1,650

Audit Committee Meeting	$3,300

Executive Committee Meeting	$3,850

Additional Fee for Chairperson (except Audit)	$1,650

Additional Fee for Audit Committee Chairperson	$2,200

Medallion Funding LLC Board Meeting	$1,485

Medallion Capital, Inc. Board Meeting	$1,485

Freshstart Venture Capital Corp. Board Meeting	$1,485

Item 8.01.	Other Events.

Medallion Funding LLC (“Medallion Funding”), a wholly-owned subsidiary of the Company, entered into an amendment, dated May 1, 2011 (the “Amendment”) to its Amended and Restated Revolving Secured Line of Credit Promissory Note, dated March 6, 2006 (the “Note”), in favor of New York Commercial Bank, for up to $8 million in principal amount. Under the terms of the Amendment, the maturity date of the Note was extended to May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/S/ BRIAN S. O’LEARY
Name: Brian S. O’Leary Title: Chief Operating Officer

Date: May 2, 2011

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